UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 16, 2011
NUANCE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27038	94-3156479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1 Wayside Road
Burlington, Massachusetts 01803
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (781) 565-5000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.
On June 16, 2011, Nuance Communications, Inc. (“Nuance”) acquired all of the outstanding capital stock of SVOX AG (“SVOX”) pursuant to a Share Purchase Agreement, as amended (the “Purchase Agreement”) by and among Nuance, Ruetli Holding Corporation (a wholly-owned subsidiary of Nuance), the shareholders of SVOX and smac partners GmbH, as the shareholder representative. The aggregate consideration payable to the former stockholders of SVOX consists of €87 million, of which €57 million was paid in cash at the closing, (ii) €8.3 million is payable in cash or shares of Nuance common stock on the first anniversary of the closing and (iii) €21.7 million is payable in cash or shares of Nuance common stock on or before December 31, 2012. Purchase Agreement will be filed as an exhibit to Nuance’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2011.

Item 9.01.	Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired
(1)	The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K is required to be filed.
(b)	Pro Forma Financial Information
(1)	The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K is required to be filed.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.

Date: June 16, 2011	By:	/s/ Thomas Beaudoin Thomas Beaudoin
Chief Financial Officer